                                                                    EXHIBIT 99.1

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (UNAUDITED)


  The following unaudited pro forma condensed combined financial information has been prepared by the Company based on the audited financial statements and the related notes thereto of the Company, Wedgwood and American Care for the years ended December 31, 1994 and 1995, the unaudited financial statements of the Company and American Care as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, and Wedgwood for the three months ended March 31, 1996, and give effect to the American Care and Wedgwood Acquisitions as though they occurred January 1, 1994, and reflect the assumptions and adjustments described in the accompanying notes. The Wedgwood Acquisition has been accounted for using the purchase method of accounting. The results of operations of Wedgwood are reflected in the historical statement of operations of the Company beginning April 1, 1996. The American Care Acquisition has been accounted for as a pooling of interests. The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results that would have been achieved if the Wedgwood and American Care Acquisitions had actually been completed as of the date indicated, or which may be realized in the future. The pro forma statement of operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1995 also gives effect to the disposition of The Fountainview (January 1995). The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of the Company and American Care and the related notes thereto included elsewhere in this Proxy. See "Index to Consolidated Financial Statements."

                             GREENBRIAR CORPORATION
                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                             (Amounts in thousands)

                               September 30, 1996

                                                Greenbriar     American    Pro forma
            ASSETS                              Corporation      Care      Adjustments     Combined
                                                -----------    --------    -----------     --------
CURRENT ASSETS
 Cash and cash equivalents                         $ 4,225      $    24       $   -         $  4,249
 Accounts receivable
   Trade                                               746          353           -            1,099
   Other                                                 -           99           -               99
 Real estate operations held for sale,
   at lower of cost or market                        5,405            -           -            5,405
 Other current assets                                1,151        1,388           -            2,539
                                                   -------      -------       -----         --------

     Total current assets                           11,527        1,864           -           13,391

INVESTMENT IN SECURITIES, AT COST                    4,266            -           -            4,266

NOTES RECEIVABLE                                     8,959            -           -            8,959

PROPERTY AND EQUIPMENT, AT COST
 Land                                                7,832        2,435           -           10,267
 Buildings and improvements                         48,628        9,295           -           57,923
 Furniture, fixtures, and equipment                  2,078        1,561           -            3,639
 Construction in process                             6,790        5,214           -           12,004
                                                   -------      -------       -----         --------
                                                    65,328       18,505           -           83,833
   Less accumulated depreciation
     and amortization                                1,106          911           -            2,017
                                                   -------      -------       -----         --------
                                                    64,222       17,594           -           81,816

RESTRICTED CASH AND INVESTMENTS                      3,521            -           -            3,521

OTHER ASSETS                                         2,404        1,833           -            4,237
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term obligations       $   977      $ 5,638       $(500)(7)     $  6,115
 Due to affiliates                                     589          358           -              947
 Long-term debt collateralized by property
   under contract of sale                              903            -           -              903
 Accounts payable - trade                            2,335        1,301           -            3,636
 Accrued expenses                                    1,455        1,126         800 (6)        2,721
 Other current liabilities                           1,089           37           -            1,126
                                                   -------      -------       -----         --------

   Total current liabilities                         7,348        8,460         300           15,448

LONG-TERM DEBT, less current maturities             43,034       14,788           -           57,822

DEFERRED INCOME TAXES                                1,037            -           -            1,037

DEFERRED GAIN                                        3,083            -           -            3,083

STOCKHOLDERS' EQUITY (DEFICIT)                      40,397       (1,957)       (300)(6)(7)    38,800
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1994
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments   Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------   --------
Revenues
 Assisted living facilities        $ 7,939     $(6,000)     $12,018     $    -       $13,957     $ 3,708      $   -       $17,665

Expenses
 Assisted living facilities          5,059      (4,340)       8,585          -         9,304       2,766          -        12,070
 Facility depreciation and
  amortization                           -         -          1,216        (95)(1)     1,121         233          -         1,354
 General and administrative          3,502        (293)         738          -         3,947         615          -         4,562
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                     8,561      (4,633)      10,539        (95)       14,372       3,614          -        17,986
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Operating profit (loss)             (622)     (1,367)       1,479         95          (415)         94          -          (321)

Other income (expense)
 Interest and dividend income          208           -           74          -           282           8          -           290
 Interest expense                   (2,221)      1,647       (2,191)         -        (2,765)       (540)         -        (3,305)
 Gain on sales of assets             2,803           -            -          -         2,803           -          -         2,803
 Other                                   -           -           77          -            77         192          -           269
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                       790       1,647       (2,040)         -           397        (340)         -            57

  Earnings (loss) from
   continuing operations
   before income taxes                 168         280         (561)        95           (18)       (246)         -          (264)

Income tax expense
 (benefit)                            (201)          -            -        194 (3)        (7)          -        (93)(3)      (100)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations               369         280         (561)       (99)          (11)       (246)        93          (164)

Preferred dividend
 requirement                          (327)          -            -       (320)(2)      (647)          -          -          (647)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $    42     $   280        $  (561)  $ (419)      $  (658)    $  (246)     $  93       $  (811)
                                   =======     =======        =======   ======       =======     =======      =====       =======

Earnings (loss) per share
 from  continuing operations         $0.01                                                                                 $(0.16)

Weighted average number of
 common and equivalent
 shares outstanding                  3,679                                                                                  4,979


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   557     $  (557)     $14,940     $     -       $14,940     $ 6,811    $     -       $21,751

Expenses
 Assisted living facilities            322        (322)      10,916           -        10,916       4,815          -        15,731
 Facility depreciation and
   amortization                          -           -        1,374         (95)(1)     1,279         483          -         1,762
 General and administrative          2,688         (38)         959           -         3,609       1,260          -         4,869
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     3,010        (360)      13,249         (95)       15,804       6,558          -        22,362
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (2,453)       (197)       1,691          95          (864)        253          -          (611)

Other income (expense)
 Interest and dividend
  income                             1,176           -          160           -         1,336          23          -         1,359
 Interest expense                     (101)         73       (2,843)          -        (2,871)     (1,447)         -        (4,318)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                 239           -           94           -           333         646          -           979
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     8,264      (5,076)      (2,589)          -           599        (778)         -          (179)

  Earnings (loss) from
   continuing operations
   before income taxes               5,811      (5,273)        (898)         95          (265)       (525)         -          (790)

Income tax expense
 (benefit)                              94           -            -        (184)(3)       (90)          -       (210)(3)      (300)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             5,717      (5,273)        (898)        279          (175)       (525)       210          (490)

Preferred dividend
 requirement                          (225)          -            -        (320)(2)      (545)          -          -          (545)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 5,492     $(5,273)     $  (898)    $   (41)      $ (720)    $  (525)    $   210       $(1,035)
                                   =======     =======      =======     =======       ======     =======     =======       =======

Earnings (loss) per share
 from  continuing operations         $1.55                                                                                  $(0.21)

Weighted average number of
 common and equivalent
 shares outstanding                  3,539                                                                                   4,839


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   555     $  (555)     $10,905     $     -       $10,905     $ 4,773    $     -       $15,678

Expenses
 Assisted living facilities            276        (276)       7,980           -         7,980       2,974          -        10,954
 Facility depreciation and
  amortization                          42         (42)         893         (77)(1)       816         342          -         1,158
 General and administrative          1,947         (40)         686           -         2,593         868          -         3,461
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     2,265        (358)       9,559         (77)       11,389       4,184          -        15,573
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (1,710)       (197)       1,346          77          (484)        589          -           105

Other income (expense)
 Interest and dividend income          941           -           61           -         1,002           4          -         1,006
 Interest expense                      (98)         73       (1,958)          -        (1,983)     (1,027)         -        (3,010)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                  14           -          123           -           137         164          -           301
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     7,807      (5,076)      (1,774)          -           957        (859)         -            98

  Earnings (loss) from
   continuing operations
   before income taxes               6,097      (5,273)        (428)         77           473        (270)         -           203

Income tax expense
 (benefit)                           2,069           -            -      (1,889)(3)       180           -       (103)(3)        77
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             4,028      (5,273)        (428)      1,966           293        (270)       103           126

Preferred dividend
 requirement                          (176)          -            -        (240)(2)      (416)          -          -          (416)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 3,852     $(5,273)     $  (428)    $ 1,726       $  (123)    $  (270)   $   103       $  (290)
                                   =======     =======      =======     =======       =======     =======    =======       =======

Earnings (loss) per share
 from  continuing operations         $1.08                                                                                  $(0.06)

Weighted average number of
 common and equivalent
 shares outstanding                  3,551                                                                                   4,851


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1996
                    (in thousands, except per share amounts)

                                                                        Combined
                                                                         before
                                                                        American
                                                           Pro Forma      Care       American    Pro Forma
                                   Company   Wedgwood(5)   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------   -----------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $ 8,898     $ 4,262      $     -       $13,160     $10,894     $     -      $24,054

Expenses
 Assisted living facilities          5,548       3,182            -         8,730       7,077           -       15,807
 Lease expense                         886           -            -           886       1,755           -        2,641
 Facility depreciation and
  amortization                         826         488          (95)(1)     1,219         479           -        1,698
 General and administrative          2,400         322            -         2,722       1,519           -        4,241
                                   -------     -------      -------       -------     -------     -------      -------
                                     9,660       3,992          (95)       13,557      10,830           -       24,388
                                   -------     -------      -------       -------     -------     -------      -------

  Operating profit (loss)             (762)        270           95          (397)         64           -         (333)

Other income (expense)
 Interest and dividend
  income                               674          13            -           687           8           -          695
 Interest expense                   (1,614)       (845)           -        (2,459)     (1,309)          -       (3,768)
 Gain on sales of assets                32           -            -            32           -           -           32
 Other                                 (53)         28            -           (25)        113           -           88
                                   -------     -------      -------       -------     -------     -------      -------
                                      (961)       (804)           -        (1,765)     (1,188)          -       (2,953)

  Loss from continuing
   operations before
   income taxes                     (1,723)       (534)          95        (2,162)     (1,124)          -       (3,286)

Income tax benefit                    (656)          -         (167)(3)      (823)          -        (426)(3)   (1,249)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing operations   (1,067)       (534)         262        (1,339)     (1,124)        426       (2,037)

Preferred dividend
 requirement                          (247)          -          (80)(2)      (327)          -           -         (327)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing
   operations
   allocable to common
    stockholders                   $(1,314)    $  (534)     $   182       $(1,666)    $(1,124)    $   426      $(2,364)
                                   =======     =======      =======       =======     =======     =======      =======

Loss per share from
 continuing operations              $(0.37)                                                                     $(0.49)

Weighted average number of
 common and equivalent
 shares outstanding                  3,559                                                                       4,859


See accompanying explanatory notes.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed combined financial statements reflect the acquisition by the Company in March 1996 of substantially all of the assets and liabilities of a number of companies under common control and managed by Wedgwood and the proposed acquisition of American Care. The total purchase price for Wedgwood was $17,223,000, consisting of preferred stock valued at $16,203,000 and cash and transaction costs totaling approximately $1,020,000. The preferred stock issued includes 675,000 shares of Series D Preferred Stock which was issued to James R. Gilley, Chief Executive Officer of the Company, and members of his family. These shares were valued at Mr. Gilley's cost in the acquired property of approximately $2,300,000. The consideration for the proposed acquisition of American Care, which is to be accounted for as a pooling of interests, is 1,240,000 shares of the Company's common stock.


B. The pro forma financial statements reflect the following adjustments:

   1. To reflect the difference in depreciation and amortization on Wedgwood property and equipment and other assets due to change in asset bases and lives under purchase accounting using lives from 5 to 35 years; Wedgwood historically had utilized lives of 5 to 28 years.

   2. To reflect the dividend requirement on the Series D Preferred Stock issued in the acquisition of Wedgwood.

   3. To adjust income tax expense based upon applying the statutory tax rate to pre-tax income. If the Wedgwood acquisition had taken place at January 1, 1994, the deferred tax liabilities arising from the transaction would have eliminated the need for a change in the deferred tax asset valuation allowance at that date. Accordingly, there would have been no change in the valuation allowance during the year ended December 31, 1995 and, therefore, the effective tax rate would have approximated 38%. The Company considers the use of its net operating loss carryforwards as a result of Wedgwood acquisition to be more likely than not.

   4. In January 1995, the Company sold The Fountainview. The pro forma statements of operations reflect the operations of the Company as adjusted to reflect this disposition.

   5. The statement of operations of Wedgwood covers the three months ended March 31, 1996. Beginning April 1, 1996, Wedgwood operations are consolidated with the Company.



   6. To accrue professional fees, estimated by the Company to be $800,000, related to the proposed merger with American Care. These expenses as well as professional fees provided in exchange for options, valued at approximately $200,000, to purchase shares of the Company's common stock, have not been reflected in the pro forma combined statements of operations, but will be included in future statements of operations of the Company.



   7. To reflect the retirement of a $500,000 note payable in exchange for 44,643 shares of the Company's common stock.

                       Report of Independent Accountants
                       ---------------------------------



The Board of Directors
American Care Communities, Inc. and Subsidiaries


We have audited the accompanying combined balance sheet of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the related combined statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered recurring losses from operations and has a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
February 16, 1996

                American Care Communities, Inc. and Subsidiaries

                            COMBINED BALANCE SHEETS

                                                             December 31,   September 30,
          ASSETS                                                 1995           1996
                                                             -------------  ------------
                                                                            (unaudited)


Current assets
 Cash and cash equivalents                                     $   423,521  $    24,421
 Resident accounts receivable, net of allowance for
  uncollectible accounts $74,193 in 1995 and
  $48,829 in 1996                                                  235,625      353,201
 Accounts receivable, stockholder                                   12,000       12,000
 Other accounts receivable                                         257,929       86,542
 Prepaid expenses and inventories                                   70,610       80,774
 Deposits                                                           23,060       22,070
 Other current assets                                                  325    1,285,228
                                                               -----------  -----------

   Total current assets                                          1,023,070    1,864,236

Property and equipment, at cost
 Land and land improvements                                      2,071,702    2,435,413
 Leasehold improvements                                             29,219      207,635
 Buildings and improvements                                      9,976,598    9,087,780
 Furniture and equipment                                         1,109,689    1,378,326
 Transportation equipment                                          178,350      183,008
 Construction in process                                         1,377,489    5,214,072
                                                               -----------  -----------
                                                                14,743,047   18,506,234
 Less accumulated depreciation and amortization                    581,572      911,314
                                                               -----------  -----------
                                                                14,161,475   17,594,920

Deposits                                                         1,007,452      691,591
Goodwill, net of accumulated amortization of $53,431
 in 1995                                                           891,206      567,078
Organizational costs, net of accumulated amortization of
 $34,519 in 1995 and $47,866 in 1996                                65,120       45,180
Deferred financing costs, net of accumulated amortization
 of $34,714 in 1995 and $72,010 in 1996                            438,332      428,683
Covenant not to compete, net of accumulated amortization
 of $20,163 in 1995                                                 89,837            -
Deferred start-up costs                                                  -       99,585
Other deferred financing and acquisition costs                     307,958            -
                                                               -----------  -----------

                                                               $17,984,450  $21,291,273
                                                               ===========  ===========

                American Care Communities, Inc. and Subsidiaries

                                                              December 31,   September 30,
LIABILITIES AND STOCKHOLDERS' DEFICIT                             1995            1996
                                                              -------------  --------------
                                                                               (unaudited)
Current liabilities
 Current maturities of long-term debt                          $   817,925     $ 5,638,545
 Notes payable, stockholder                                              -         357,973
 Accounts payable, trade                                           804,878       1,301,411
 Accrued expenses                                                  611,830         908,582
 Accrued interest                                                  140,824         217,024
 Deferred income                                                         -          36,775
                                                               -----------     -----------

   Total current liabilities                                     2,375,457       8,460,310

Notes payable, stockholder                                         357,974               -
Long-term debt, less current maturities                         16,083,705      14,787,917
                                                               -----------     -----------
                                                                16,441,679      14,787,917

Stockholders' deficit
 Common stock; no par value; 100,000 shares authorized;
  1,000 shares issued and outstanding at December 31, 1995               -               -
 Additional paid-in capital                                          1,000           1,000
 Accumulated deficit                                              (833,686)     (1,957,954)
                                                               -----------     -----------

   Total stockholders' deficit                                    (832,686)     (1,956,954)
                                                               -----------     -----------

                                                               $17,984,450     $21,291,273
                                                               ===========     ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                              Nine months ended
                                             Years ended December 31,           September 30,
                                            -------------------------  -------------------------------
                                               1994          1995           1995            1996
                                            -----------  ------------  ------------  -----------------
                                                                                (unaudited)
Revenues
 Rental income                              $3,707,698    $6,810,504    $4,773,332         $10,893,631
 Other operating income                        192,921       596,259       119,473             112,410
 Interest income                                 8,331        22,619         3,826               7,879
                                            ----------    ----------    ----------         -----------

  Total revenues                             3,908,950     7,429,382     4,896,631          11,013,920

Expenses
 Residence operating expenses                2,554,300     4,408,662     2,765,280           7,076,688
 General and administrative                    614,932     1,259,740       867,820           1,519,403
 Rent expense                                  212,100       406,101       208,638           1,754,546
 Depreciation and amortization                 233,408       483,272       342,056             478,837
 Interest expense                              540,101     1,447,290     1,027,080           1,308,714
                                            ----------    ----------    ----------         -----------

  Total expenses                             4,154,841     8,005,065     5,210,874          12,138,188
                                            ----------    ----------    ----------         -----------

  Loss before equity earnings in
   investment and loss on
   disposal of investment                     (245,891)     (575,683)     (314,243)         (1,124,268)

Equity earnings in investment                        -        90,363        44,573                   -
Loss on disposal of investment                       -       (39,458)            -                   -
                                            ----------    ----------    ----------         -----------

  Net loss                                    (245,891)     (524,778)     (269,670)         (1,124,268)

Accumulated deficit at beginning of year       (63,017)     (308,908)     (308,908)           (833,686)
                                            ----------    ----------    ----------         -----------

Accumulated deficit at end of year          $ (308,908)   $ (833,686)   $ (578,578)        $(1,957,954)
                                            ==========    ==========    ==========         ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                                     Nine months ended
                                                                 Years ended December 31,              September 30,
                                                                --------------------------------  ---------------------------
                                                                      1994             1995           1995           1996
                                                                ----------------  --------------  -------------  ------------
                                                                                                           (unaudited)
Cash flows from operating activities
 Net loss                                                           $  (245,891)    $  (524,778)   $  (269,670)  $(1,124,268)
 Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities
       Depreciation and amortization                                    233,408         483,272        342,056       478,837
       Gain on disposal of property                                           -               -              -        (3,472)
       Changes in assets and liabilities
         Resident accounts receivable                                   (30,056)       (205,569)       (31,861)     (117,576)
         Accounts receivable, stockholder                                 1,000         (12,000)       (12,000)            -
         Other accounts receivable                                        8,744        (250,839)         7,090       171,387
         Prepaid expenses and inventories                               (16,275)        (31,846)        (1,754)      (10,164)
         Other current assets                                           (13,337)         13,012         13,337    (1,384,488)
         Accounts payable, trade                                        211,979         538,695         (6,660)      496,533
         Accrued expenses                                               151,104         434,889        169,316       296,752
         Accrued interest                                                40,717          78,979         76,486        76,200
         Other current liabilities                                            -               -         21,417             -
         Deferred income                                                 (5,200)              -              -        36,775
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by (used in) operating
             activities                                                 336,193         523,815        307,757    (1,083,484)

Cash flows from investing activities
 Acquisitions of assets                                              (4,689,528)     (7,369,187)    (5,111,923)   (5,334,715)
 Proceeds on sale of property                                                 -               -              -     1,575,000
 Disposals of property and equipment                                      1,000               -              -             -
 Deposits on acquisitions                                               (55,000)         56,988         73,266         8,442
 Decrease (increase) in other assets                                    (18,990)       (126,782)    (1,046,311)      353,503
                                                                    -----------     -----------    -----------   -----------
            Net cash used in investing activities                    (4,762,518)     (7,438,981)    (6,084,968)   (3,397,770)

Cash flows from financing activities
 Principal payments on long-term debt                                  (278,515)     (9,589,139)      (142,455)   (1,422,754)
 Proceeds from issuance of long-term debt                             4,851,757      18,454,937      7,299,597     4,947,586
 Deposits on financing obligations                                      (32,500)     (1,000,000)    (1,000,000)      308,409
 Deferred financing and acquisition costs                                     -        (781,004)      (421,056)      248,913
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by financing
             activities                                               4,540,742       7,084,794      5,736,086     4,082,154
                                                                    -----------     -----------    -----------   -----------

         Net increase (decrease) in cash and
          cash equivalent                                               114,417         169,628        (41,125)     (399,100)

Cash and cash equivalents
 Beginning of year                                                      139,476         253,893        253,893       423,521
                                                                    -----------     -----------    -----------   -----------

 End of year                                                        $   253,893     $   423,521    $   212,768   $    24,421
                                                                    ===========     ===========    ===========   ===========

Supplemental disclosures of cash flow information -
 Cash paid during the year for interest                             $   499,384     $ 1,368,311    $ 1,002,834   $ 1,419,438
                                                                    ===========     ===========    ===========   ===========

Noncash investing activities -
 Goodwill associated with acquisition (disposition) of assets       $   451,522     $   493,115    $   361,766   $  (317,571)
                                                                    ===========     ===========    ===========   ===========

       The accompanying notes are an integral part of these statements.

                American Care Communities, Inc. and Subsidiaries

                     NOTES TO COMBINED FINANCIAL STATEMENTS



NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Operations and Basis of Combination
 -----------------------------------

 American Care Communities, Inc. and Subsidiaries (the "Company") was founded in 1993 with the mission of developing, acquiring, leasing and operating assisted living and retirement communities. The Company adheres to a philosophy of service that views residents as unique, important and valuable.

 At December 31, 1995, the Company either owned or operated a total of 14 assisted living residences located in North Carolina and Florida, and managed a residence located in Maine, in which a stockholder of the Company has a 10% non-controlling interest.

 The combined financial statements at December 31, 1995 include the accounts of American Care Communities, Inc. and the following wholly-owned subsidiaries; American Countytime, Inc., Rose Manor of Cary, Inc., American Care Communities of Sanford, Inc., American Care Communities of Florida, Inc. and Phoades/Powell, Inc. As permitted by ARB No. 51, the combined financial statements include the accounts of the following entities, which are affiliated companies to American Care Communities, Inc. and Subsidiaries, related through common ownership:

   Berne Village, LLC
   Graybrier, LLC
   Rose Terrace of Wendell, LLC
   Rose Tara Plantation, Inc.
   Lake James, LLC
   RRSP, Inc.

 All significant intercompany balances and transactions have been eliminated from the combined financial statements.

 Basis of Presentation
 ---------------------

 The accompanying financial statements have been prepared in accordance with principles contained in the American Institute of Certified Public Accountants Audit Guide "Audits of Providers of Health Care Services."

 Rental Income
 -------------

 Rental income is reported at the estimated net realizable value from residents, third-party payors, and others for services rendered.

 The Company provides services to both responsible parties and residents covered under the North Carolina State Assistance Plan.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Concentration of Credit Risk
 ----------------------------

 Financial instruments which potentially subject the Company to a concentration of credit risk consists principally of cash and cash equivalents and accounts receivable. The Company places its cash in federally insured financial institutions which limits its credit exposure. At December 31, 1995, the Company had $813,430 on deposit with two Federally insured financial institutions, which exceeds the $100,000 per institution FDIC insurance limit. The Company has accounts receivable, the collectibility of which is dependent upon the performance of certain governmental programs. Management does not believe there are significant credit risks associated with these governmental programs. With respect to the remaining portion of accounts receivable, an allowance for uncollectible accounts is provided in an amount equal to the estimated losses to be incurred in collection of the receivables. The allowance is based on historical collection experience and a review of the current status of the existing receivables.

 Depreciation and Amortization
 -----------------------------

 Depreciation and amortization of property and equipment is computed using the straight-line method. The estimated useful lives of property and equipment are as follows:

     Land improvements                        5 to 10 years
     Leasehold improvements                   3 to 7 years
     Buildings and improvements               5 to 40 years
     Furniture and equipment                  3 to 7 years
     Transportation equipment                 3 to 5 years

 Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of property and equipment, the cost and related accumulated depreciation amounts are relieved and any resulting gain or loss is reflected in operations.

 Cash and Cash Equivalents
 -------------------------

 Cash and cash equivalents include cash on hand and on deposit with banks, as well as financial instruments with a maturity of 90 days or less when purchased.

 Inventory
 ---------

 The Company values its inventory, consisting principally of food and medical supplies, at the lower of cost (first-in, first-out) or market.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Organizational Costs
 --------------------

 Organizational costs relate to organizational activities surrounding the acquisitions of residences and are being amortized on the straight-line method over five years.

 Deposits
 --------

 Deposits include cash paid in connection with possible acquisitions, deposits for certain equipment and utilities and cash paid in connection with the $11,500,000 indebtedness.

 Goodwill
 --------

 Goodwill is being amortized on the straight-line method over a period of fifteen years.

 Deferred Financing Costs
 ------------------------

 Deferred financing costs are being amortized over the terms of the related borrowings under a method which approximates the effective interest method.

 Covenant Not to Compete
 -----------------------

 Covenant not to compete is being amortized over a period of five years under the straight-line method.

 Other Deferred Financing and Acquisition Costs
 ----------------------------------------------

 Other deferred financing and acquisition costs includes costs incurred for a proposed capital financing and costs incurred for the acquisition of additional residences which were not closed at December 31, 1995.

 Estimates
 ---------

 The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1995 and the reported amounts of revenues and expenses during each of the two years then ended. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments
 -----------------------------------------------------

 The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. Management estimates that the carrying value of long-term indebtedness (Note B) approximates fair value at December 31, 1995.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Interim Statements
 ------------------

 In the opinion of management, the unaudited interim financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine-month periods ended September 30, 1995 and 1996. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.


NOTE B - LONG-TERM DEBT


 Long-term debt at December 31, 1995 is summarized as follows:

  Prime (8.5% at December 31, 1995) plus .5% to 1% notes payable in monthly installments of interest only, with final payments in
   February 1996 through July 1996                                                                      $   144,421

  Prime (8.5% at December 31, 1995) plus .5% to. 75% notes payable in aggregate monthly installments of $36,906 including interest with final installments due March 1997 through December 1998,
   collateralized by property and equipment                                                               3,254,245

  8.99% to 10% notes payable in aggregate monthly installments of  $6,802 including interest, with final installments due March 1996 through
   February 2000, collateralized by property and equipment                                                  451,484

  6.23% to 9.25% notes payable in monthly installments of interest only,
   with final installments due in 1996                                                                    1,551,480

  11.35% mortgage loan payable in monthly installments of interest only through January 1997 with a final balloon payment in 2007,
    collateralized by property and equipment                                                             11,500,000
                                                                                                        -----------
                                                                                                         16,901,630
  Less current maturities                                                                                   817,925
                                                                                                        -----------

                                                                                                        $16,083,705
                                                                                                        ===========

               American Care Communities, Inc. and Subsidiaries

NOTE B - LONG-TERM DEBT - CONTINUED

 Subsequent to December 31, 1995, the Company refinanced a $1,051,480 note payable that was due in 1996, with a $5,065,000 construction note payable in monthly installments of interest only with a final payment of interest and principal on April 16, 1997. The proceeds of the note are to be used for construction of Rose Manor of Cary. The note is collateralized by property and equipment and is guaranteed by certain stockholders of the Company.

 Aggregate annual principal maturities of long-term debt at December 31, 1995 are as follows:

     1996                                                $   817,925
     1997                                                  1,367,197
     1998                                                  1,704,815
     1999                                                    286,472
     2000                                                  1,753,298
     Thereafter                                           10,971,923
                                                         -----------

                                                         $16,901,630
                                                         ===========

 The loan agreements contain various restrictive covenants, including the requirement the Company submit audited financial statements within a certain period of time. The Company was not in compliance with one of these covenants at December 31, 1995, which was subsequently waived by the lender.

 Approximately $5,001,072 of the long-term indebtedness at December 31, 1995 is guaranteed by certain stockholders of the Company.


NOTE C - OPERATING LEASES

 The Company leases three residences and office space from unrelated parties and five residences from a related party (Note D) under operating lease agreements which expire from July 1997 through January 2010 and has various other equipment operating leases. The Company has the option to extend the residence leases for various five year periods. Rental expense under these lease agreements was $406,101 and $212,100 in 1995 and 1994, respectively. In accordance with the residence and office space lease agreements, the Company is responsible for operating and maintaining the buildings in good order, repair and operating condition, and promptly make all repairs, renewals, replacements, additions and improvements necessary to maintain the current condition of the residence.

               American Care Communities, Inc. and Subsidiaries

NOTE C - OPERATING LEASES - CONTINUED

 Future minimum rental payments are summarized as follows:

     1996                                  $2,299,888
     1997                                   2,423,795
     1998                                   2,392,851
     1999                                   2,100,220
     2000                                   2,067,678


NOTE D - EQUITY INVESTMENT

 Prior to December 27, 1995, the Company had a 30% non-controlling interest in Rhoades/Powell, Inc. and 30% non-controlling interest in Powell/Rhoades, LLC. Powell/Rhoades, LLC owns five residences located in North Carolina. These residences are leased to Rhoades/Powell, Inc. under a fifteen year operating lease agreement (Note C). The Company has recorded equity earnings (loss) from these investments of $148,497 and $(58,134), respectively, for the year ended December 31, 1995 in the accompanying financial statements. Unaudited financial information for Rhoades/Powell, Inc. and Powell/Rhoades, LLC for the 361 days ended December 27, 1995 is as follows:

                          Rhoades/       Powell/
                        Powell, Inc.  Rhoades, LLC
                        ------------  -------------
   Revenues               $4,056,105    $1,139,968
   Expenses                3,561,115     1,333,749
                          ----------    ----------

   Net income (loss)      $  494,990    $ (193,781)
                          ==========    ==========

 On December 27, 1995, the Company sold its 30% interest in Powell/Rhoades, LLC incurring a loss on disposal of $39,458 and purchased the remaining 70% interest in Rhoades/Powell, Inc.

               American Care Communities, Inc. and Subsidiaries

NOTE E - INCOME TAXES

 The Company accounts for income taxes under the provisions of statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
 109). Under SFAS No. 109, deferred income taxes are determined based on temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates expected to be in effect during the years in which the differences are expected to reverse, and on available tax credits and carryforwards.

 During 1995, the Company incurred a net loss of $524,778, thus, no provision for income taxes is included in the accompanying financial statements. At December 31, 1995, the Company had a net deferred tax asset of $194,000, consisting of the following significant components:

   Deferred tax asset:
     Net operating losses                         $213,000
     Bad debt deduction disallowance                12,500
     Tax depreciation                              (45,000)
     Other                                          13,500
                                                  --------

                                                  $194,000
                                                  ========

 The Company has placed a full valuation allowance on the deferred tax asset since it is more likely than not that the future tax benefit will not be realized due to the historical losses from operations and going concern considerations (Note J).


NOTE F - TRANSACTIONS WITH RELATED PARTIES

 At December 31, 1995, the Company owed one of its stockholders a total of $357,974 in non-secured notes payable at annual interest rates of 8%. These notes are due the earlier of August 15, 1997 or the closing of a private equity placement and have been classified as long-term liabilities in the accompanying balance sheet. Included in accrued interest in the accompanying financial statements is $29,216 and $11,067 in 1995 and 1994, respectively, related to these notes. Also, included in interest expense is $18,149 and $7,200 in 1995 and 1994, respectively, related to these notes. Included in accounts payable, trade at December 31, 1995 is $7,660 due to two stockholders of the Company for expenses incurred on behalf of the Company. Accounts receivable, stockholder represents a non-interest-bearing advance, due on demand to one of the stockholders of the Company.

               American Care Communities, Inc. and Subsidiaries

NOTE G - MANAGEMENT CONTRACT

 During 1995, the Company managed an assisted living residence under contractual agreement. Under the terms of the agreement, the Company was responsible for supervising the operations of the residence, maintaining appropriate accounting records and compliance with all pertinent requirements of contractual agreements. Included in other revenues in the accompanying financial statements is revenue of $17,500 related to this contract. The contract expires in December 1999.


NOTE H - PROFESSIONAL LIABILITY INSURANCE

 The Company is insured under occurrence-based policies for the purpose of providing professional liability insurance. These policies cover only claims occurred during the policy term. Coverage includes policies on professional liability limited to $1,000,000 per occurrence at each residence and aggregate coverage of $2,000,000 to $3,000,000 per residence. One residence located in Florida is insured under a claims-made policy for the purpose of providing professional liability insurance. This policy covers only claims reported to the insurance carrier during the policy term. Coverage under this policy includes professional liability limited to $1,000,000 per occurrence and aggregate coverage of $1,000,000.


NOTE I - COMMITMENTS

 The Company is currently constructing Rose Manor of Cary, Inc., a 72-bed assisted living residence located in Cary, North Carolina. Construction is scheduled to be completed in September 1996 at a cost of approximately $5,000,000.


NOTE J - GOING CONCERN

 At December 31, 1995, the Company had a stockholders' deficit of $832,686 and current liabilities were greater than current assets in the amount of $1,352,387. In addition, the Company has incurred net losses of $524,778 and $245,891 for the years ended December 31, 1995 and 1994, respectively, caused, in part, by the Company's rapid growth. Management is currently evaluating different financing options including the restructuring of current debt agreements and capital investment from outside parties through which it believes the Company can continue its growth. Should management be unable to execute such an arrangement or reduce its operating expenses in line with its revenues it would raise substantial doubt about the Company's ability to continue as a going concern.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED)

 Acquisitions
 ------------

 Effective January 1, 1996, the following entities were acquired as wholly-owned subsidiaries of American Care Communities, Inc.:

   Berne Village, Inc. (formerly Berne Village, LLC)
   Graybrier, Inc. (formerly Graybrier, LLC)
   Rose Terrace of Wendell, Inc. (formerly Rose Terrace of Wendell, LLC) Lake James, Inc. (formerly Lake James Acquisition, LLC)
   Rose Tara Plantation, Inc.
   RRSP, Inc.

 Commitments
 -----------

 The Company has entered into a contractual commitment for the purchase of a 55-bed residence located in South Carolina for $2,250,000.

 Disposal of Residence
 ---------------------

 On August 1, 1996, the Company sold the assets of Lake James, Inc. for $1,575,000. Approximately $175,000 of the proceeds were used for working capital and closing costs and the remaining $1,400,000 has been escrowed for capital improvements at Berne Village, Inc., Graybrier, Inc. and Rose Tara Plantation, Inc.

 Stock Options
 -------------

 Effective March 6, 1996, the Company adopted an incentive stock option plan under Section 422 of the Internal Revenue Code. The plan reserves 50 shares of common stock for the benefit of key employees. At May 29, 1996, 39 shares had been granted, none of which had been exercised. Options under this plan are exercisable at no less than fair market value at the date of grant and vest ratably over a three-year period. All unexercised options expire three years from the date of grant.

 401(k) Plan
 -----------

 Effective January 1, 1996, the Company adopted the American Care Communities 401(k) Plan (the "Plan") which requires contributions each year from the Company equal to 50% of the first 6% of the participants annual contribution to the Plan. Any additional Company contribution to the Plan is at the discretion of the Company's Board of Directors. The company may terminate the Plan at any time. Upon termination, participants would become fully vested in all Company contributions and Plan earnings.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED) - CONTINUED

 Proposed Merger
 ---------------

 On September 16, 1996, the Company began merger discussions with Greenbriar Corporation ("Greenbriar") and entered into an Agreement and Plan of Merger on November 21, 1996. Pursuant to the Agreement, the Company will be merged with and into a wholly-owned subsidiary of Greenbriar in exchange for 1,300,000 shares of Greenbriar's common stock at an agreed value of $16 per share. The closing of the merger is subject to shareholder approval and is expected to occur on December 30, 1996.

 In connection with the proposed merger, in September 1996, the Company wrote-off $400,809 of deferred financing costs associated with previously proposed capital financings for the Company, of which $292,502 was included in other deferred financing and acquisition costs at December 31, 1995.